UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 8, 2012
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)

(800) 579-2302
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 8, 2012, Stage Stores, Inc. and its wholly owned subsidiary, Specialty Retailers, Inc. (collectively, “Stage”), entered into an Amended and Restated Private Label Credit Card Plan Agreement (the “Agreement”) with World Financial Network Bank (the “Bank”), an affiliate of Alliance Data Systems Corporation. The Agreement supersedes, restates and amends in its entirety an Amended and Restated Private Label Credit Card Program Agreement dated March 5, 2004, and various subsequent amendments thereto, between Stage and the Bank.

Under the terms of the Agreement, which will remain in effect until July 31, 2021, the Bank will continue to provide private label credit card services for Stage’s credit card program, including account acquisition and activation, receivables funding, card authorization, private label credit card issuance, statement generation, remittance processing, customer service functions and marketing services.  In addition, among other payments set forth in the Agreement, the Bank will pay Stage a monthly net portfolio yield payment and an annual portfolio performance bonus, if earned.

A copy of the Agreement will be filed as an Exhibit to Stage Stores’ Quarterly Report on Form 10-Q to be filed on or before December 6, 2012.

Item 1.02	Termination of a Material Definitive Agreement

As more fully described in Item 1.01, above, on August 8, 2012, Stage entered into an Amended and Restated Private Label Credit Card Plan Agreement with the Bank that terminates, supersedes, restates and amends in its entirety an Amended and Restated Private Label Credit Card Program Agreement dated March 5, 2004, and various subsequent amendments thereto, between Stage and the Bank.

Item 8.01	Other Events

On August 13, 2012, Stage Stores, Inc. issued a News Release reporting that it had entered into an Amended and Restated Private Label Credit Card Plan Agreement.   A copy of the News Release is attached to this Form 8-K as Exhibit 99.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99	News Release issued by Stage Stores, Inc. on August 13, 2012, reporting that it had entered into an Amended and Restated Private Label Credit Card Plan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

August 14, 2012	/s/ Oded Shein
(Date)	Oded Shein
Chief Financial Officer